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                                EXHIBIT 23.1


We consent to the incorporation by reference in this Registration Statement on
Form S-3 (Registration No. 333     ) of our report dated March 28, 1997, on our
audit of the consolidated financial statements of Hudson Hotels Corporation as of December 31, 1996, which report is included in the Form 10-KSB of Hudson Hotels Corporation for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts."


                                            /s/ BONADIO & CO., LLP


Rochester, New York
November 12, 1998